                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2004 (November 16, 2004)

                                 CTS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Indiana                                            1-4639                               35-0225010
(State or Other Jurisdiction of Incorporation)     (Commission File Numbers)        (I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana                                                                                   46514
(Address of Principal Executive Offices)                                                         (Zip Code)

Registrant's telephone number, including area code: (574) 293-7511

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 16, 2004, CTS Corporation ("CTS") entered into a merger agreement (the "Merger Agreement") with SMTEK International, Inc. ("SMTEK") providing for a merger of Cardinal Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of CTS into SMTEK. In the merger, SMTEK will become a wholly owned subsidiary of CTS.

         At the effective time of the merger, SMTEK stockholders will be entitled to receive in exchange for each share of SMTEK common stock (1) $10.725 in cash and (2) a number of shares of CTS common stock equal to $3.575, subject to adjustment as described below, divided by the volume weighted average price of CTS common stock for the 20 consecutive trading days in the period ending on the trading day immediately prior to the effective time of the merger (the "Closing VWAP"), up to a maximum exchange ratio described below.

         If the volume weighted average price of CTS common stock for the 20 consecutive trading days in the period beginning on the trading day immediately following the date of the Merger Agreement (the "Post-Signing VWAP) is greater than the volume weighted average price of CTS common stock for the 20 consecutive trading days in the period ending on the trading day immediately prior to the date of the Merger Agreement, which is $13.4329 (the "Pre-Signing
VWAP), the value of the stock component of the merger consideration will be increased by 25% of the difference, up to a maximum increase of $0.70, or no more than $4.275 worth of CTS common stock.

         If the Pre-Signing VWAP is greater than the Post-Signing VWAP, the value of the stock component of the merger consideration will be decreased by 25% of the difference, up to a maximum decrease of $0.10, or no less than $3.475 worth of CTS common stock. Based upon the foregoing, the total value of the merger consideration will be between $14.20 and $15.00 per share of SMTEK common stock if the maximum exchange ratio, as described below, is not reached.

         Under the Merger Agreement, CTS is not required to issue a number of new shares of CTS common stock that would require CTS to obtain stockholder approval for such issuance (the "Issuance Cap"). CTS stockholder approval would be required under Indiana law if CTS were to issue a number of shares greater than 20% of the number of shares of CTS common stock outstanding at the effective time of the merger. As of September 26, 2004, there were approximately 35,900,000 shares of CTS common stock outstanding. Thus, CTS could issue up to approximately 7,144,000 shares of CTS common stock without needing stockholder approval. Based on the number of shares of SMTEK common stock currently outstanding, approximately 2,700,000, the maximum exchange ratio would be approximately 2.646.

         Based on the current $3.575 value of the stock component of the merger consideration and the Pre-Signing VWAP of $13.4329, the current exchange ratio would be approximately 0.266. Based on the current $3.575 value of the stock component of the merger consideration, the Closing VWAP would have to be equal to or less than approximately $1.35 to reach the Issuance Cap. The closing prices of CTS and SMTEK shares on Tuesday, November 16, 2004, were $13.45 and $13.07, respectively.

         If the number of shares of CTS common stock that would have been issued but for the Issuance Cap exceeds the Issuance Cap, SMTEK may elect, in its sole discretion, either to (i) proceed with the merger with the cap on the number of shares to be issued, (ii) terminate the Merger Agreement and receive $900,000 break up fee from CTS or
(iii) receive the merger consideration all in cash. If SMTEK elects to receive the merger consideration all in cash, CTS may elect instead to terminate the Merger Agreement and pay SMTEK a break up fee of $3.5 million.

         The receipt of CTS common stock in the merger is expected to be taxable for U.S. federal income tax purposes. The completion of the merger is subject to approval by the stockholders of SMTEK and the satisfaction of customary conditions.

         In connection with the Merger Agreement, the controlling stockholder of SMTEK entered into an agreement pursuant to which, among other things, he agreed to vote in favor of the merger. Thomas Wheeler and certain related trusts beneficially own approximately 33% of SMTEK's common stock. SMTEK has also agreed in the Merger Agreement to use its reasonable best efforts to have another significant stockholder enter into a similar agreement with CTS.

         The description of the above-referenced documents does not purport to be complete and is qualified in its entirety by reference to the complete text of the documents referred to above, copies of which are filed as Exhibits 2.1,
10.1 and 99.1 hereto and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Financial Statements of Business Acquired. Not applicable.

                  (b)      Pro Forma Financial Information. Not applicable.

                  (c)      Exhibits.

                  The following exhibits are filed with this report:

Exhibit No.                        Exhibit Description
-----------                        -------------------
2.1              Agreement and Plan of Merger, dated November 16,
                 2004, by and among SMTEK International, Inc.,
                 Cardinal Acquisition, Inc. and CTS Corporation

10.1 Stockholder's Agreement, dated November 16, 2004, by and between CTS Corporation and Thomas M. Wheeler
                 Trust U/T/D 4/9/86.

99.1             Press release, dated November 17, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CTS CORPORATION

                                       /s/ Richard G. Cutter
                                       ---------------------------------------
                                       By:      Richard G. Cutter
                                                Vice President, Secretary and
                                                General Counsel

Date: November 17, 2004

                                  EXHIBIT INDEX

Exhibit No.                        Exhibit Description
-----------                        -------------------
2.1              Agreement and Plan of Merger, dated November 16,
                 2004, by and among SMTEK International, Inc.,
                 Cardinal Acquisition, Inc. and CTS Corporation

10.1 Stockholder's Agreement, dated November 16, 2004, by and between CTS Corporation and Thomas M. Wheeler
                 Trust U/T/D 4/9/86.

99.1             Press release, dated November 17, 2004.